SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLARION TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
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[     ] Fee paid previously with preliminary materials
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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

April 12, 2004

Dear Stockholder:

        You  are cordially invited to attend Clarion Technologies, Inc.‘s 2004 Annual Meeting of Stockholders which will be held on May 12, 2004, at 9:00 a.m., local time, in the Ballroom of the Haworth Conference Center, 225 College Avenue, Holland, Michigan 49423.

        The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

        Whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

Sincerely, /s/ William Beckman William Beckman President

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE
AND PROMPTLY RETURN YOUR PROXY
CARD IN THE ENCLOSED ENVELOPE

Clarion Technologies, Inc.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m., local time, May 12, 2004

PLACE:	Haworth Conference Center - Ballroom 225 College Avenue Holland, Michigan 49423

PROPOSALS:	Election of seven directors; and to transact any other proper business

RECORD DATE:	Only holders of record at the close of business on March 23, 2004, are entitled to notice of and to vote on the proposals presented at the meeting and at any adjournment or postponements thereof

April 12, 2004	By Order of the Board of Directors, /s/ William Beckman William Beckman President

        Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

CLARION TECHNOLOGIES, INC.

38 West Fulton Street, Suite 300
Grand Rapids, Michigan 49503

_________________

PROXY STATEMENT

_________________

2004 Annual Meeting of Stockholders

May 12, 2004

_________________

        This Proxy Statement and accompanying Proxy are being furnished to the holders of common and preferred stock of Clarion Technologies, Inc., in connection with the solicitation by the Board of Directors of proxies to be used at the 2004 Annual Meeting of Stockholders. The Annual Meeting will be held on May 12, 2004, at 9:00 a.m., local time, at the Ballroom of the Haworth Conference Center, 225 College Avenue, Holland, Michigan 49423.

SOLICITATION OF PROXIES

        As an owner of the Company, you are entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a stockholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for that purpose.

        If the proxy card is properly executed and returned, your shares represented by the proxy will be voted at the Annual Meeting and at any adjournment of that meeting. Where you specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all nominees named in the proxy. A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to our Secretary, (2) executing a proxy of a later date, or (3) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke your proxy.

        On March 23, 2004, the record date of the meeting, there were 45,153,661 shares of our common stock, 38,570 shares of our Series A Convertible Preferred Stock, and 1,950,250 shares of our Series B Convertible Preferred Stock outstanding. Each outstanding share of common stock entitles the holder to one vote per share; each outstanding share of Series A Preferred Stock currently entitles the holder to 571.429 votes per share; and each outstanding share of Series B Preferred Stock currently entitles the holder to 5.714 votes per share. The presence in person or by proxy of at least a majority of these shares constitutes a quorum.

        Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter; therefore, it is not counted in determining whether a matter requiring approval of a majority of shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by proxy will be counted by inspectors of the meeting who will be appointed by us. We bear all costs for the solicitation of proxies.

ELECTION OF DIRECTORS

        Our Board of Directors has nominated the following persons for election as directors, each to serve until the 2005 annual meeting: Kenneth La Grand, Steven W. Olmstead, Jack D. Rutherford, Frederick A. Sotok, Frank T. Steck, Anthony Wauterlek and Craig A. Wierda. Each of the nominees are incumbent directors of the Company, nominated by our Nominating and Corporate Governance Committee, and previously elected by our stockholders.

        This Proxy Statement contains more information about the nominees below. Unless otherwise directed by your proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for those substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        A plurality of the votes cast at the meeting is required to elect the nominees as directors. Accordingly, the seven persons who receive the largest number of votes cast at the meeting will be elected as directors. There is no right to cumulative voting as to any matter, including the election of directors.

        The Board of Directors recommends a vote FOR the election of the nominees to the Board of Directors.

        The following biographical information is provided for each nominee for election at the Annual Meeting.

        Kenneth La Grand, 63, has been a Director of our Company since March 2003. Mr. La Grand served as the Executive Vice President of Gentex Corporation from September 1987 until he retired in January 2003. Mr. La Grand continues to serve as a Director of Gentex Corporation. Mr. La Grand received a BSME from Michigan State University.

        Steven W. Olmstead, 51, has served as a Director since April 2002. Mr. Olmstead was employed as a certified public accountant for nine years by Arthur Young &Company, focusing primarily on audit services. In 1985, Mr. Olmstead became the Vice President of Finance and Treasurer and a member of the board of directors of Indian Head Industries, Inc., a manufacturer of interior trim and engine sealing components for the automobile industry and of brake system components for the heavy duty truck industry with six plants including operations in Canada and Europe with annual revenues of approximately $110 million. In 1993, Mr. Olmstead became a partner in a management consulting practice specializing in turnaround management of financially troubled businesses. Since 1997, Mr. Olmstead has operated as a self-employed consultant serving in numerous capacities for several companies, including interim president and chief executive officer and chief operating officer. Mr. Olmstead received an MBA from The University of Michigan with emphasis in finance and accounting and a BBA from Western Michigan University in finance and economics.

        Jack D. Rutherford, 70, served as Chairman of our Board from November 1998 until December 2000 and has been a Director since October 1998. Mr. Rutherford served as our Chief Executive Officer from January 1999 through December 1999. Mr. Rutherford is the co-founder, Chairman and Chief Executive Officer of ICM Industries, Inc., a private holding company of turn-around manufacturing businesses. ICM has acquired 13 companies with total revenues of over $452 million. From 1978 to 1985, Mr. Rutherford served in various executive officer positions at International Harvester (Navistar International), including Vice Chairman from 1984 to 1985 and President and Chief Operating Officer from 1983 to 1984. Prior to joining International Harvester, Mr. Rutherford was employed by Ford Motor Company for 26 years. Mr. Rutherford received an MBA from Michigan State University and an advanced management degree from Harvard Business School.

        Frederick A. Sotok, 69, has served as a Director since May 1999. Mr. Sotok became Manager of Manufacturing in 1977 at Prince Corporation, an automotive supplier of interior parts. That company was acquired in 1996 by Johnson Controls, Inc. Mr. Sotok became Vice President of Manufacturing in 1980 and Senior Vice President of Operations in 1989. In 1993, Mr. Sotok became Executive Vice President and Chief Operating Officer. Prior to employment with Prince Corporation, Mr. Sotok spent 17 years with General Electric in various manufacturing positions. Mr. Sotok is currently retired. Mr. Sotok is also on the advisory board of Innotec, Inc. in Zeeland, Michigan, serves as a Director of Gentex Corporation and consults with other West Michigan firms. Mr. Sotok holds an MBA from the University of Detroit and a bachelor’s degree in metallurgy from Penn State University.

        Frank T. Steck, 66, has served as a Director since October 1998. Mr. Steck has over 35 years of experience in retail, wholesale and manufacturing with strong emphasis in heavy duty industries, including agriculture, automotive, truck and construction. Mr. Steck is currently employed in the executive search industry as Vice President of A.T. Kearney, a position he has held for over six years. Mr. Steck has previously served as Senior Vice President and General Manager-North America of Fleetguard, Inc., a subsidiary of Cummins Engine Co., as Vice President-Worldwide Parts Marketing and Sales of J.I. Case, a subsidiary of Tenneco, Inc., as Vice President and General Manager-Corporate Parts Operations of International Harvester, and as Director of Marketing-Automotive Products of Sears, Roebuck and Company.Mr. Steck currently serves as a Director of SRC Holdings Corporation and Raynor, Inc. Mr. Steck graduated from Wilkes University with a BS degree in business administration and economics and Raynor, Inc.

        Anthony Wauterlek, 66, has served as a Director since November 2002. Mr. Wauterlek has managed Ritchie Wauterlek Asset Management, a private venture capital group located in Chicago, Illinois, and served as an advisor/director of the Prince Corporation. Mr. Wauterlek obtained a BSBA from Roosevelt University and the University of Illinois and an MA from East Carolina University.

        Craig A. Wierda, 43, has served as Chairman of our Board since January 2001 and has been a Director since February 1999. Mr. Wierda has over 17 years of experience in the automotive industry. Mr. Wierda acquired his first automobile dealership in 1985 and currently owns five dealerships throughout Michigan, with total annual sales of more than $100 million. From 1995 to 1996, Mr. Wierda served as a director of Prince Corporation. Mr. Wierda received a BA from the Northwood Institute.

        There are no family relationships between any of the foregoing persons or any of our executive officers.

        Independence Of Directors and Attendance at Meetings

        Our Board of Directors is composed of a majority of “independent” directors as such term is defined in Marketplace Rule 4200(a)(15) of National Association of Securities Dealers (the “NASD”). During the fiscal year ended December 27, 2003, the Board of Directors of the Company held a total of two special and four regular meetings. Various committees of the Board held meetings as needed. Each director attended at least seventy-five percent (75%) of the total meetings of the Boards of Directors and meetings of the committees on which he served. The Company encourages all members of the Board to attend all meetings of the Board, applicable committee meetings and our annual meeting of stockholders each year. All members of the Board of Directors of the Company attended the Company’s 2003 annual meeting.

Board and Committees

        Our Board of Directors is committed to sound and effective corporate governance practices. To assist in its governance, the Board has appointed four standing committees: the Executive Committee, the Executive Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee. Each of these committees, other than the Executive Committee, has a written charter which directs and governs their actions. The Board of Directors has determined that each member of the four committees of the Board meets the independence requirements applicable to those committees prescribed by Delaware law and the NASD.

        Executive Committee. The Executive Committee is comprised of Jack Rutherford, Fred Sotok and Craig Wierda. The Executive Committee acts from time to time on behalf of the Board in managing our business and affairs (except as limited by law or the Company’s Bylaws), and is delegated certain assignments and functions by the Board of Directors. This Committee did not meet during the last fiscal year.

        Executive Compensation Committee. The Executive Compensation Committee is comprised of Steven Olmstead, Frank Steck and Craig Wierda. The Executive Compensation Committee recommends to the Board the annual executive incentive plan, the grant of employee stock options, and the annual remuneration of our Chairman and Chief Executive Officer, and acts as the administrative committee for our employee stock option and long term incentive plans. The Committee met once during the last fiscal year.

        Nominating and Corporate Governance Committee. Our Nominating and Corporate Committee consists of Kenneth LaGrand and Anthony Wauterlek. The Nominating and Corporate Governance Committee considers and proposes director nominees for election at the Annual Meeting, selects candidates to fill Board vacancies as they may occur, makes recommendations to the Board regarding Board committee memberships, generally monitors the Company’s corporate governance system; and performs any other functions or duties deemed appropriate by the Board.

        The Nominating and Corporate Governance Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper assessments as to his or her qualifications. Nominations must be addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s headquarters and must be received no later than the 30th day prior to the Annual Meeting in order to be considered for the next annual election of directors. The Nominating and Corporate Governance Committee may also make its own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the Committee.

        The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Committee requires that each member of the Board of Directors will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, the ability to advance constructive debate and a global perspective. It will be important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

        Upon receipt of a stockholder proposed candidate, the Chairman of the Nominating and Corporate Governance Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Chairman of the Board for discussion. Following this discussion, the profile and the candidates’materials are forwarded to all Nominating and Corporate Governance Committee members and consideration of the candidate is added as an agenda item for the next Committee meeting.

        Similarly, if at any time the Nominating and Corporate Governance Committee or the Board determines there may be a need to add or replace a director, the Nominating and Corporate Governance Committee Chairman and Chairman of the Board develop a Director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search.

        The Committee has, to date, not paid any third party fee to assist in identifying and evaluating nominees. The Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Annual Meeting. The nominees that are standing for election as directors at the 2004 Annual Meeting are incumbent directors nominated by Committee.

        The full responsibilities of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Charter, a copy of which is attached as Appendix A to this Proxy Statement. During 2003, the Nominating and Corporate Governance Committee held one meeting.

        Audit Committee. The Audit Committee is comprised of Kenneth LaGrand, Fred Sotok and Anthony Wauterlek. Each member of the Audit Committee is “independent” as that term is defined by Rule 4200(a)(15) of the NASD. The Board of Directors has determined that Mr. LaGrand qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). In general, the primary purpose of this Committee is to assist the Board in overseeing management’s conduct of the Company’s financial reporting processes and its system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee recommends to the Board of Directors the selection of independent auditors and reviews the scope of their audit, their audit reports, and any recommendations made by them. The committee pre-approves the services and fees paid for audit and nonaudit services by the independent auditors under the Committee’s Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor. The committee also reviews and recommends to the Board issues concerning the Company’s dividend policies, capital expenditures, and other related financial matters. The Committee met four times during the last fiscal year.

        The Audit Committee’s formal report for the year 2003 is found below.

Audit Committee Report

        Pursuant to its written charter, the Audit Committee, in discharging its oversight responsibilities as to the audit process took the following actions:

        1.        The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 27, 2003.

        2.        The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those contained in the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        3.        The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” as amended, and have discussed with the auditors the auditors’ independence.

        Based upon the above-mentioned review and discussion, the Audit Committee recommended to the Board of Directors that it include the financial statements referred to above in the Company’s Form 10-K for the year ended December 27, 2003, and the Board of Directors concurred in such recommendation.

Kenneth LaGrand, Committee Chair

Fred Sotok, Committee Member

Anthony Wauterlek, Committee Member

Compensation of Directors

        Each calendar year, our directors are granted options for the purchase of our common stock. The options are granted quarterly, pro rata, as of the end of each quarter. The option exercise price is required to equal the market value of our common stock on the date of grant. Each option is exercisable for 10 years following the date of grant and vests on the first anniversary of the grant date. In addition, we reimburse directors for out of pocket expenses incurred to attend board and committee meetings. For fiscal 2003, we granted our directors options to acquire a total of 76,000 shares of our common stock.

Committee Report on Executive Compensation

        The Executive Compensation Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company’s commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

        Compensation Philosophy. Our approach to compensation is to further our goal of empowering our employees, working individually and as a team, to achieve personal and collective goals. Our compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

        Compensation Policies and Programs. For fiscal year 2003, our compensation programs consisted of cash compensation only. Each year, we utilize external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. Compensation for the President is arrived at using the same methodology as for other senior employees.

        We believe stock options and stock ownership contribute to the aligning of employee’s interests with those of stockholders. Our stock option plans encourage stock ownership by employees by authorizing the grant of stock options to certain key employees. In determining the size of individual option grants, the Committee evaluates each employee’s job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to our success. During fiscal 2003, however, we did not issue options to any executive officers.We also encourage stock ownership through participation in our Employees’ Stock Purchase Plan. This plan, available to most employees, permits employees to purchase shares of our common stock at a discount (up to 15%) from the market price of such shares.

        The Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by § 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

        The Company has adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors. We have also adopted a Code of Ethics for Senior Financial Officers (including the Company’s principal executive officer, principal financial officer and controller). Each Code can be obtained free of charge by sending a request to the Company’s Corporate Secretary at 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503. Any changes or waivers to either Code for the Company’s principal executive officer, principal financial officer, controller or persons performing similar functions, will be disclosed on the Company’s website.

Communication with the Company’s Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 616-233-6680. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Secretary of the Board at 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503.

Executive Officers

The following table sets forth certain information with respect to our executive officers:

Name	Age	Position
William Beckman	56	President
John Brownlow	40	Vice President of Sales
Thomas Wallace	49	Chief Operating Officer
Edmund Walsh	34	Treasurer and Chief Financial Officer

        William Beckman has served as our President since December 1999. From February 1999 until November 1999, Mr. Beckman served as Chief Executive Officer of Clarion Plastics Technologies, Inc., one of our wholly owned subsidiaries. From October 1997 until January 1999, Mr. Beckman served as Chief Financial Officer of Johnson Controls Interiors, an automotive supplier of interior parts. Prior to October 1997, Mr. Beckman served as Vice President — Finance of Johnson Controls Interiors as well as Prince Corporation.

        John Brownlow has served as our Vice President of Sales since September 2001. From June 2001 to September 2001, Mr. Brownlow served briefly as Plant Manager of our Caledonia Manufacturing Facility. Mr. Brownlow served as the Director of Corporate Purchasing from November 2000 until March 2001. Mr. Brownlow started with us in June 2000 as the Managing Director of the Heavy Truck Business Unit. Prior to his employment with us, Mr. Brownlow served as General Manager of Progressive Metal Manufacturing in Ferndale, MI.

        Thomas Wallace has served as our Chief Operating Officer since January 2001. From August 2000 until December 2000, Mr. Wallace served as General Manager of Joint Ventures for Johnson Controls, Inc. and served as their General Manager for Interiors-Europe from October 1996 to August 2000. Prior to Johnson Controls’ acquisition of Prince Corporation in 1996, Mr. Wallace served in various leadership positions at Prince Corporation.

        Edmund Walsh has served as our Treasurer since April 2002 and as Chief Financial Officer since September 2001. From May 2001 until September 2001, Mr. Walsh served as Operations Controller. From August 1999 to May 2001, Mr. Walsh served as Senior Business Analyst at Steelcase, Inc. From June 1992 to August 1999, Mr. Walsh served in various financial positions at Johnson Controls, Inc. and Prince Corporation.

SECURITIES OWNERSHIP

        The following table shows, as of March 15, 2004, the number of shares of our Series A Preferred Stock (Preferred A), Series B Preferred Stock (Preferred B), and Common Stock beneficially owned by (i) each Director, Director nominee and Named Executive identified in the executive compensation tables, (ii) all directors and executive officers as a group, and (iii) the beneficial owners of more than 5% of the Company’s common stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares. As of March 15, 2004, there were 38,570 shares of our Series A Preferred Stock, 1,950,250 of our Series B Preferred Stock and 45,153,661 shares of our common stock outstanding.

Directors, Named Executives, and 5% Stockholders (1)	Amount and Nature of Beneficial Ownership				Percent of Class (2)
	Preferred A	Preferred B	Common		Preferred A	Preferred B	Common

William Beckman	189	--	1,168,000	(3)	*	0%	2.6%
Edmund J. Walsh	--	--	--		--	--	--
Thomas Wallace	335	--	533,891	(4)	*	--	1.2%
John Brownlow	--	--	11,000		--	--	*
Kenneth LaGrand	--	--	10,000		--	--	*
Jack D. Rutherford	--	62,500	899,893	(5)	--	3.2%	2.0%
Frederick A. Sotok	--	--	109,514	(6)	--	--	*
Frank T. Steck	--	25,000	581,857	(7)	--	1.3%	1.3%
Steven W. Olmstead	--	--	12,000		--	--	*
Anthony Wauterlek	--	--	4,000		--	--	*
Craig A. Wierda	3,115	241,500	18,983,013	(8)	8.1%	12.4%	39.3%
William Blair Mezzanine Capital	34,931	--	29,808,540	(9)	90.6%	--	45.8%
Elsa D. Prince Living Trust	--	731,250	4,178,571		--	37.5%	8.5%
All executive officers and
directors as a group (11 persons)	3,639	329,000	22,313,168	(10)	9.4%	16.9%	45.3%

* Denotes less than 1.00%.

(1)

The address for each person other than William Blair Mezzanine Capital is c/o Clarion Technologies, Inc., 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503. The address for William Blair Mezzanine Capital is c/o Merit Capital Partners, 303 West Madison, Suite 2100, Chicago, Illinois 60606.

(2)

Percentages are calculated based upon shares outstanding on March 15, 2004, plus shares which the person has a right to acquire under preferred stock conversion rights, stock options and warrants exercisable within 60 days.

(3)

Includes (i) 50,000 shares owned by Mr. Beckman’s children and (ii) 108,000 shares with respect to which Mr. Beckman has a right to acquire beneficial ownership within 60 days by converting Class A preferred stock into common stock.

(4)	Includes 191,091 shares with respect to which Mr. Wallace has the right to acquire beneficial ownership within 60 days by converting Class A preferred stock into common stock.

(5)

Includes (i) 357,143 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership within 60 days by converting Class B Preferred Stock into common stock, (ii) 20,000 shares owned by the Rutherford Limited Partnership, and (iii) 30,000 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership under options exercisable within 60 days.

(6)

Includes (i) 400 shares owned by Mr. Sotok’s grandchildren, (ii) 10,000 shares owned by the Sotok Family Limited Partnership and (iii) 24,000 shares with respect to which Mr. Sotok has a right to acquire beneficial ownership under options exercisable within 60 days.

(7)

Includes (i) 170,000 shares owned by Mr. Steck’s wife, (ii) 142,857 shares with respect to which Mr. Steck has a right to acquire beneficial ownership within 60 days by converting Class B preferred stock into common stock and (iii) 30,000 shares with respect to which Mr. Steck has a right to acquire beneficial ownership under options exercisable within 60 days.

(8)

Includes (i) 3,146,000 shares owned by the Emilie D. Wierda Living Trust, (ii) 9,000,000 shares owned by the Emilie D. Wierda Grantor Retained Annuity Trust, (iii) 2,500,000 shares owned by the Craig Wierda Grantor Retained Annuity Trust, (iv) 1,100,000 shares owned by the Craig and Emilie Wierda Family Partnership, (v) 42,800 shares owned by Mr. Wierda’s children, (vi) 1,933,885 shares with respect to which the Emilie D. Wierda Living Trust has a right to acquire beneficial ownership within 60 days by converting Class A and Class B preferred stock into common stock, (vii) 965,717 shares with respect to which the Emilie D. Wierda Grantor Retained Annuity Trust has the right to acquire beneficial ownership within 60 days by converting Class A preferred stock into common stock, (viii) 260,000 shares with respect to which the Craig Wierda Grantor Retained Annuity Trust has the right to acquire beneficial ownership within 60 days by converting Class A preferred stock into common stock, and (ix) 30,000 shares with respect to which Mr. Wierda has a right to acquire beneficial ownership under options exercisable within 60 days.

(9)	Includes 19,960,743 shares with respect to which William Blair Mezzanine Capital has a right to acquire beneficial ownership within 60 days by converting Class A preferred stock into common stock.

(10)

Includes 4,088,690 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options and warrants exercisable within 60 days and under preferred stock conversion rights exercisable within 60 days.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation received by our President and the other executive officers (the “Named Executives”) as of each of the three fiscal years ended December 2003, 2002, and 2001.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation (2) ($)

William Beckman	2003	$265,135	$0	$0	0	$ 449
President	2002	235,097	0	0	0	336
	2001	238,725	0	0	0	336

Thomas Wallace	2003	209,077	0	0	0	2,661
COO	2002	192,108	0	0	0	705
	2001	188,760	0	0	0	2,304

John Brownlow	2003	154,250	0	0	0	3,874
VP of Sales	2002	148,239	0	0	0	682
	2001	89,468	0	0	0	3,144

Edmund J. Walsh	2003	116,923	0	0	0	3,704
CFO, Treasurer (3)	2002	100,233	0	0	0	555
	2001	64,803	0	0	0	722

(1)	Includes amounts deferred by employees pursuant to Section 401(k) and Section 125 of the Internal Revenue Code.

(2)

The amounts disclosed in this column include: (a) amounts contributed to our 401(k) Plan, and (b) the dollar value of premiums paid by us for term life insurance, on behalf of the Named Executives, as follows:

		2003	2002	2001
William Beckman	(a)	$ 0	$ 0	$ 0
	(b)	$449	$336	$336
Thomas Wallace	(a)	$2,308	$369	$1,968
	(b)	$353	$336	$336
John Brownlow	(a)	$3,600	$346	$2,808
	(b)	$274	$336	$336
Edmund Walsh	(a)	$3,508	$219	$526
	(b)	$196	$336	$196

(3)     Mr. Walsh’s employment with us began May 2001.

Information regarding our equity compensation plans is as follows:

	Equity Compensation Plan Information
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation
plans approved by
security holders	904,875	$1.17	1,845,125

Equity compensation
plans not approved
by security holders	800,000	$4.68	0

Total	1,704,875	$2.16	1,845,125

OPTION GRANTS IN LAST FISCAL YEAR

        There were no options granted to the Named Executives during the year ended December 27, 2003.

AGGREGATED STOCK OPTION EXERCISES IN 2003 AND YEAR END OPTION VALUES

        As of December 27, 2003, the Named Executives held no outstanding options. No options were exercised during fiscal 2003 by the Named Executives.

EMPLOYMENT AND SEVERANCE AGREEMENTS

        Mr. Beckman entered into an Employment Agreement with us and Clarion Plastics Technologies, Inc., effective March 1, 1999, as amended as of August 1, 2003. The Employment Agreement provides for (a) a base salary of $285,000 per annum and (b) certain employee benefits. The Employment Agreement has a term of six years commencing February 1, 1999, and will be automatically renewed for successive one-year terms unless terminated by either party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        On October 1, 1999, we acquired Double “J” Molding, Inc. (“Double J”). We issued 850,000 shares of our common stock to the sellers of Double J, which included William Maatman. Of the 850,000 shares issued for the acquisition, 425,000 shares (“Put Shares”) are subject to the terms of stock put agreements (“Put Agreements”) with the sellers which require us to purchase some or all of the Put Shares from the holders at a price of $6.00 per share. Our maximum potential repurchase obligation is $2,550,000. The outstanding put options expire on November 15, 2004 and are exercisable between October 1, 2004 and November 14, 2004. Concurrent with the issuance of these stock put options, we entered into a stock put agreement with Craig Wierda, a member of the Board of Directors, which requires that Mr. Wierda purchase a number of shares of our common stock equal to the product of: (i) the aggregate purchase price paid by us for the Put Shares, divided by the lessor of (ii) the price of our common stock on the date we receive notice of our obligation to perform under the Put Agreements, or (iii) $6.00. Our put option expires on November 25, 2004 and is exercisable between October 1, 2004 and November 14, 2004.

        In December 2002, we settled litigation filed by the former owners of Drake Products Corporation (now known as A&M Holdings, Inc.), the assets of which we acquired in February of fiscal 2000. To effect the settlement, William Blair Mezzanine Capital Fund III, LP (Blair) and Mr. Wierda, purchased certain of our debt and related interest owed to A&M. The purchased notes and related accrued interest were replaced with two new subordinated promissory notes (Settlement Notes), each in the principal amount of $1,379,000. These Settlement Notes bear interest at 18% and are due February 1, 2005. In September 2003, Blair and Mr. Wierda transferred $136,000 in principal amount of these notes to Thomas Wallace, an officer of the Company. The settlement also included a provision requiring the Company to issue a total of 800 shares of Series A Convertible Preferred Stock to the holders of the Settlement Notes because they were not paid in full by September 2, 2003; accordingly, the Company issued these preferred shares pro rata and recognized expense of $368,000.

        During fiscal 2003 and 2002, we paid Mr. Olmstead $102,500 and $121,000, respectively, for consulting services relating to our financial restructuring.

[This Space Intentionally Left Blank]

STOCKHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s common stock with that of the cumulative total return of the NASDAQ Composite and the NASDAQ Industrials for the period March 31, 2000 through December 27, 2003. The following information is based on an initial investment of $100, on March 31, 2000, for our common stock, the NASDAQ Composite, and the NASDAQ Industrials, with dividends reinvested.

	3/31/00	6/30/00	9/29/00	12/29/00
Clarion Technologies	$100.00	$76.25	$73.75	$32.50
NASDAQ Composite	100.00	86.73	80.32	54.03
NASDAQ Industrials	100.00	87.04	84.57	61.28

	3/30/01	6/29/01	9/28/01	12/31/01
Clarion Technologies	$ 31.87	$22.00	$12.60	$ 6.60
NASDAQ Composite	40.24	47.26	32.78	42.65
NASDAQ Industrials	50.83	62.65	45.06	57.40

	3/31/02	6/30/02	9/30/02	12/31/02
Clarion Technologies	$ 3.80	$12.80	$ 6.40	$ 9.20
NASDAQ Composite	40.35	32.00	25.63	29.21
NASDAQ Industrials	58.25	49.46	38.66	42.55

	3/31/03	6/30/03	9/30/03	12/31/03
Clarion Technologies	$ 7.20	$ 8.40	$16.60	$13.20
NASDAQ Composite	29.33	35.49	39.08	43.81
NASDAQ Industrials	42.24	51.74	57.76	66.26

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors, executive officers and beneficial owners of more than 10% of our common stock. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe that during the year ended December 27, 2003, our directors, executive officers and beneficial owners of more than 10% of our common stock filed the following late reports: Mr. Olmstead filed one late report representing four transactions; Mr. Rutherford filed one late report representing eleven transactions; Mr. Sotok filed one late report representing eleven transactions; Mr. Steck filed one late report representing eleven transactions; Mr. Walsh filed one late report stating initial beneficial ownership; Mr. Wauterlek filed one late report representing two transactions; and Mr. Wierda filed one late report representing eleven transactions. The late reporting was due primarily to our retroactive issuance of stock options to our directors as compensation for service as directors.

INDEPENDENT AUDITORS

        On June 26, 2002, our Board of Directors, with the unanimous recommendation of our Audit Committee, dismissed Ernst & Young LLP (“E&Y”) as our independent auditors. The audit reports of E&Y on our consolidated financial statements for the fiscal year ended December 29, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During our fiscal year ended December 29, 2001, the through the date of E&Y’s dismissal (a) there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of such disagreement in connection with E&Y’s report on our consolidated financial statements for such years, and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

        We provided E&Y with a copy of the foregoing disclosures, and E&Y in turn provided a letter, dated June 28, 2002, stating its agreement with such statements.

        Also, on June 26, 2002, our Board of Directors, with the unanimous recommendation of our Audit Committee, appointed BDO Seidman LLP (“BDO”) as our independent auditors for our fiscal year ended December 28, 2002. During fiscal 2001, and through the date we appointed BDO as our accountant, neither us nor anyone acting on our behalf consulted BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

        The Board of Directors, upon recommendation of the Audit Committee, has appointed BDO, as independent auditors, to audit our consolidated financial statements for the year ending December 25, 2004, and to perform other appropriate and permitted services as directed by our management and the Board of Directors. Representatives of BDO will be present at the annual meeting with the opportunity to make a statement if they desire and will be available to respond to questions following the conclusion of the meeting.

Audit Committee Pre-Approval Policy

        The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the auditors. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation of the Audit Committee responsibilities under the Exchange Act to management.

Service Fees Paid To Auditors

        The following sets forth the fees paid to the independent public accountants of the Company for the last two fiscal years:

	2003		2002
	$	% (1)	$	% (1)

Audit Fees	127,125		149,172
Audit Related Fees (2)	0	0%	3,300	0%
Tax Fees (3)	19,900	0%	35,500	0%
All Other Fees	0	0%	0	0%
Total	147,025		187,972

(1)	Percentage of the services (if any) for which pre-approval was waived by the Audit Committee with respect to Audit Related Fees, Tax Fees and All Other Fees only.

(2)	Consists primarily of assistance with understanding Sarbanes-Oxley Act of 2002.

(3)	Consists primarily of tax return planning and preparation.

OTHER BUSINESS

        At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements of the meeting, the Proxies will be voted in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS-2005 ANNUAL MEETING

        Any stockholder proposal intended to be presented at our next annual meeting must be received by us at 38 West Fulton, Suite 300, Grand Rapids, Michigan 49503, not later than December 14, 2004, if you wish the proposal to be included in our proxy materials relating to the annual meeting of stockholders in 2005. Also, if we receive notice of a stockholder proposal after February 27, 2005, the persons named as proxies for the 2005 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at that meeting.

        In addition, our Bylaws contain certain notice and procedural requirements applicable to director nominations and stockholder proposals, irrespective of whether the proposal is to be included in our proxy materials. A copy of our Bylaws has been filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or from us.

MISCELLANEOUS

        In addition to the use of the mail, proxies may be solicited personally or by telephone or telegraph by a few of our regular employees without additional compensation. We may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

        Our Annual Report on Form 10-K for the year ended December 27, 2003, including financial statements, is being mailed to stockholders with this proxy statement.

        Stockholders are urged to date and sign the enclosed proxy and return it promptly to us in the enclosed envelope.

April 12, 2004	By Order of the Board of Directors, /s/ William Beckman William Beckman President

APPENDIX A

CLARION TECHNOLOGIES, INC.

CHARTER OF THE NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Purpose

The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors by (1) recommending qualifications and standards to serve as a director of the Company, (2) identifying and recommending individuals qualified to become directors of the Company, and (3) developing, recommending and reviewing corporate governance standards and policies for the Company.

II.	Membership

A.

Independence—The Committee shall be comprised of three or more members, each of whom must qualify as independent directors (“Independent Directors”) under NASDAQ’s listing requirements, and such additional standards that the Committee may establish.

B.

Appointment—The members shall be nominated by the Committee and appointed annually to one-year terms by the Board. The Committee shall recommend, and the Board shall designate, one member of the Committee as Chair.

C.	Removal—Members may be removed by the board upon the recommendation of the Committee.

III.	Meetings and Procedures

Meetings of the Committee shall be subject to the committee procedure rules set forth in the Company’s Bylaws and its own rules of procedure, which shall be consistent with those Bylaws and the following:

A.	The Committee shall meet at least two (2) times annually and more frequently as circumstances require.

B.	Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee.

C.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

D.	The Committee has the sole authority to retain and terminate any search firms used to identify director candidates and to approve the search firms’ fees and other retention terms.

IV.	Responsibilities and Duties

The Committee shall have the following duties and responsibilities:

A.	Board Composition—Standards and Needs

1.	Review the composition and size of the Board in order to ensure the Board has the proper expertise and independence.

2.	Determine the criteria for selection of the Chairman, Board members and Board committee members.

3.	Develop and recommend Board policies on term limits and/or service requirements for Board members.

4.	Plan for continuity on the Board as existing Board members retire or rotate off the Board.

B.	Board Composition—Nominations

1.

Maintain an active file of suitable candidates for consideration as nominees to the Board of the Company, consistent with the standards and policies adopted under Section IV(A) above. In compiling the file for directors of the Company, the Committee shall consider, where appropriate, the candidate’s qualification as an “Independent Director.”

2.	Review any Board candidates recommended by shareholders and compliance with all director nomination procedures for shareholders.

3.

Recommend to the Board the slate of nominees of directors to be elected by the Company’s shareholders and any directors to be elected by the Board to fill vacancies. Recommendations should include a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

C.	Evaluation of the Board and Management Succession

1.	Sponsor and oversee performance evaluations for the Board as a whole, which shall be done at least every three (3) years.

2.	Develop, recommend and review the Company’s (a) orientation program for new directors, and (b) continuing education program for incumbent directors.

3.	Annually review succession plans for the Chairman of the Board of Directors, CEO and other key management positions of the Company.

D.	Recommendations on Committee Memberships

1.

With the Chairman, periodically review committee charters, the composition of each Board committee and make recommendations to the Company Board for (a) the creation of additional Board committees, (b) dissolution of Board committees, (c) changes in mandate of a committee, and (d) the nomination of directors to be members of Board committees.

2.

Ensure that each Company Board Committee is comprised of members suitable for the tasks of the Committee and that each Committee conducts the required number of meetings and makes sufficient reports to the Board on its activities and findings.

E.	Corporate Governance Matters

1.	Recommend to the Board policies to enhance the Board’s effectiveness, including the frequency and structure of Board meetings.

2.

Develop and review periodically, at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and comply with applicable laws, regulations, and listing requirements, and to recommend any changes to the Board.

3.	Develop and recommend to the Board for adoption a Code of Business Conduct for directors, officers and employees.

4.	Review periodically the Articles of Incorporation and Bylaws of the Company and recommend to the Board changes thereto in respect of good corporate governance and fostering shareholder rights.

5.	Review the procedures and communication plans for shareholder meetings to ensure that the rights of shareholders are protected.

6.	Consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

F.	Conflicts and Other Directorships

1.	Review other directorships and agreements of Board members which may create conflicts of interest.

2.

Examine and, if appropriate, clear actual and potential conflicts of interest a Board member may have, and issue to a Board member having an actual or potential conflict of interest, instructions on how to conduct himself/herself in matters before the Board which may pertain to that conflict.

PROXY CARD

Annual Meeting Proxy Card - Common

A. Election of Directors

1.     The Board of Directors recommends a vote FOR the nominees named below.

	For	Withhold
01 - Steven W. Olmstead	[ ]	[ ]
02 - Craig A. Wierda	[ ]	[ ]
03 - Frank T. Steck	[ ]	[ ]
04 - Kenneth La Grand	[ ]	[ ]
05 - Frederick A. Sotok	[ ]	[ ]
06 - Jack D. Rutherford	[ ]	[ ]
07 - Anthony Wauterlek	[ ]	[ ]

2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

C.     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope, which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trusee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

Proxy - Clarion Technologies, Inc. - Common

38 West Fulton, Suite 300, Grand Rapids, Michigan 49503
This Proxy is Solicited by the Board of Directors.
Annual Meeting to be held in the Ballroom of the Haworth Center,
225 College Avenue, Holland, Michigan 49423,
May 12, 2004, at 9:00 a.m., local time

The undersigned hereby appoints Steven Olmstead and Craig Wierda, and each of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned’s shares of Common Stock of CLARION TECHNOLOGIES, INC., at the Annual Meeting of Shareholders to be held on May 12, 2004, and any and all adjournments thereof.

Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at Computershare Investor Services, Inc., P.O. Box 1596, Denver CO 80201-1596.

(To be Dated and Signed on Other Side)

YOUR VOTE IS IMPORTANT.

PROXY CARD

Annual Meeting Proxy Card - Preferred

A. Election of Directors

1.     The Board of Directors recommends a vote FOR the nominees named below.

	For	Withhold
01 - Steven W. Olmstead	[ ]	[ ]
02 - Craig A. Wierda	[ ]	[ ]
03 - Frank T. Steck	[ ]	[ ]
04 - Kenneth La Grand	[ ]	[ ]
05 - Frederick A. Sotok	[ ]	[ ]
06 - Jack D. Rutherford	[ ]	[ ]
07 - Anthony Wauterlek	[ ]	[ ]

2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

C.     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope, which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trusee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

Proxy - Clarion Technologies, Inc. - Preferred

38 West Fulton, Suite 300, Grand Rapids, Michigan 49503
This Proxy is Solicited by the Board of Directors.
Annual Meeting to be held in the Ballroom of the Haworth Center,
225 College Avenue, Holland, Michigan 49423,
May 12, 2004, at 9:00 a.m., local time

The undersigned hereby appoints Steven Olmstead and Craig Wierda, and each of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned’s shares of Preferred Stock of CLARION TECHNOLOGIES, INC., at the Annual Meeting of Shareholders to be held on May 12, 2004, and any and all adjournments thereof.

Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at Computershare Investor Services, Inc., P.O. Box 1596, Denver CO 80201-1596.

(To be Dated and Signed on Other Side)

YOUR VOTE IS IMPORTANT.